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                                                                    Exhibit 99.1

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Company Media/IR Contact:
DrugMax, Inc.
Eli Johnson
727.533.0431 ext. 127
ejohnson@DrugMax.com


          DrugMax, Inc. Appoints Martin Sperber to Board of Directors

LARGO, Fla. - March 14, 2002 -- DrugMax, Inc. (Nasdaq: DMAX) a full-line wholesale distributor of pharmaceuticals, over-the-counter products, health and beauty aids and nutritional supplements, announced that Martin Sperber has been appointed to the DrugMax Board of Directors.

Sperber was Chairman of the Board and Chief Executive Officer for Schein Pharmaceutical, Inc. from 1989 to 2000. During this time, the company grew from nearly $40 million to $500 million in revenues. Schein, one of the leading manufacturers of generic drugs, launched its first branded product in 1992 under Sperber's direction. Sperber was also instrumental in guiding Schein through its IPO in 1998 before Watson Pharmaceuticals, Inc. acquired it in 2000 for $700 million.

Sperber was the president of the company from its inception in 1985 when it was spun-off from Henry Schein, Inc. Sperber began his 45-year career as a retail pharmacist at Henry Schein. Serving in various capacities during his tenure, he helped guide the company into the distribution of medical, dental and veterinary supplies.

"Martin Sperber is a tremendous addition to our Board of Directors," Bill LaGamba, Chief Operating Officer said. "His knowledge and experience in the pharmaceutical industry, generics and corporate finance is astounding. We feel that he strengthens DrugMax and will have a positive impact because of his expertise in these areas."

Sperber earned a B.S. in Pharmaceutical Sciences, with honors, from Columbia University. He is a member of the Board of Directors of Long Island University and a member of the Council of Overseers for the Arnold and Marie Schwartz College of Pharmacy. He is also a former member of the boards of the Generic Pharmaceutical Industry Association and American Foundation for Pharmaceutical Education.


About DrugMax, Inc.

DrugMax, Inc. (Nasdaq: DMAX) is a full-line, wholesale distributor of pharmaceuticals, over-the-counter products, health and beauty care aids, and nutritional supplements. Headquartered in Largo, Fla., DrugMax serves the nation's independent and small regional chain pharmacies, institutions, and alternate care facilities through its distribution centers in Pennsylvania, Ohio, and Louisiana. DrugMax maintains an inventory in excess of 20,000 SKU's from over 500 pharmaceutical manufacturers and companies. DrugMax has licenses to ship to all 50 states and Puerto Rico. DrugMax generated revenues of $177.7 million for fiscal year ended March 31, 2001. More information about DrugMax is available at www.drugmax.com, or 727-533-0431.
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Safe Harbor Provisions

Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management's Discussion and Analysis or Plan of Operations, are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (a)
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the Company's strategies regarding growth and business expansion, including future acquisitions; (b) the Company's financing plans; (c) trends affecting the Company's financial condition or results of operations; (d) the Company's ability to continue to control costs and to meet its liquidity and other financing needs; (e) the declaration and payment of dividends; and (f) the Company's ability to respond to changes in customer demand and regulations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When used in this report, the words "expects," "anticipates," intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to identify forward-looking statements.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) changes in the regulatory and general economic environment related to the healthcare and pharmaceutical industries; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company's revenue and/or cost bases, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs; (iv) changes in technology or customer requirements, which could render the Company's technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales and (vi) customers' willingness to accept the Company's Internet platform. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings "Business" and "Risk Factors" in the Company's Form 10-KSB for the year ended March 31, 2001, and Form 10-QSB for the quarter ended December 31, 2001. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.